NOTICE OF REDEMPTION

To the holders of:

SEQUA CORPORATION

9% Senior Unsecured Notes due 2009 (the “2009 Notes”) and

8 7/8% Senior Unsecured Notes due 2008 (the “2008 Notes” and, together with the 2009 Notes, the “Securities”)

CUSIP Numbers:

817320AL8 and 817320AH7

NOTICE IS HEREBY GIVEN that, pursuant to (i) Section 3.03 of the Indenture dated as of July 29, 1999 (the “Indenture”) between Sequa Corporation (the “Company”) and Harris Trust Company of New York, under which the Securities were issued and (ii) Section 6 of the Securities:

1.

The Company has elected to exercise its right to redeem the entire aggregate principal amount of the outstanding Securities.  Subject to Section 3(g) below, the anticipated date of redemption will be November 21, 2007 and in no event shall the Redemption Date be later than December 21, 2007 (such date being the “Redemption Date”).

2.

The Bank of New York (in such capacity, the “Paying Agent”) will act as Paying Agent for the purpose of receiving Securities tendered for redemption.  At the option of the holder, the Notes may be surrendered for payment by mail, hand or overnight delivery at the offices of the Trustee as indicated below:

By Mail or Overnight Courier: The Bank of New York 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Redemption Unit	By Hand Delivery: The Bank of New York Corporate Trust Services Window Lobby Level 101 Barclay Street New York, NY 10286

3.

Terms of Redemption:

(a)

Redemption Date.  Subject to Section 3(g) below, the anticipated Redemption Date is November 21, 2007 and in no event shall the Redemption Date be later than December 21, 2007.

(b)

Redemption Price.  In accordance with Section 5 of the Securities, the redemption price (the “Redemption Price”) of the Securities will be the greater of (a) 100% of the outstanding principal amount thereof and (b) the sum of the present values of the remaining scheduled payments of interest and principal discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate in effect on the second business day prior to the Redemption Date plus 50 basis points, plus accrued and unpaid interest to the Redemption Date.

(c)

Place of Redemption.  Payment of the Redemption Price of the Securities to be redeemed as specified above, will be made by the Company at the address set forth above of The Bank of New York, as Paying Agent.

(d)

Redemption Procedure.  In order to collect the Redemption Price, Securities must be surrendered to the Paying Agent at any time on or after the close of business on the Redemption Date.

(e)

Cessation of Increase.  On the Redemption Date, the Redemption Price of the Securities will become due and payable and, unless the Company defaults in making payments of the Redemption Price, interest on the Securities will cease to accrue from and after the Redemption Date

(f)

Accuracy of CUSIP.  No representation is made as to the correctness or accuracy of the above CUSIP number or the one appearing on the Securities of this issue.

(g)

Redemption Conditional.  The redemption is conditioned upon the consummation of the merger (the “Merger”) of Blue Jay Merger Corporation (“Merger Co”) with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Blue Jay Acquisition Corporation (“Parent”) in accordance with the terms of the Merger Agreement (the “Merger Agreement”) dated as of July 8, 2007, among the Company, Merger Co and Parent.  If the conditions to closing the Merger set forth in the Merger Agreement are not satisfied or are not waived by the Company or Parent and Merger Co, as applicable, the Securities will not be redeemed and such failure to redeem the Securities shall not constitute an Event of Default under the Indenture.

NOTICE:  The Paying Agent will withhold under the United States backup withholding rules 28% of any payment that is made upon purchase of the Securities unless the holder, when presenting the Securities, delivers a properly completed IRS Form W-9 or the holder otherwise establishes an exemption from such backup withholding.

*

No representation is made as to the correctness of such CUSIP number either as printed on the Securities or as contained in this notice of redemption, and reliance may be placed only on the other identification printed on the Securities.

Dated:

October 18, 2007

SEQUA CORPORATION